EXHIBIT 24
Issuer’s Power of Attorney
We, the undersigned directors and/or officers of Sutura, Inc. (the “Company”) do hereby constitute and appoint Anthony Nobles or Egbert Ratering, or any of them, our true and lawful attorneys and agents to sign a Registration Statement on Form SB-2, to be filed with the Securities and Exchange Commission, and to do any and all acts and things and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or any one of them, may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and regulations, and requirements of the Securities and Exchange Commission, in connection with such Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) and we do hereby ratify and confirm all that the said attorneys and agents, or any of them, shall do or cause to be done by virtue of this power of attorney.
Executed below by the following persons in the capacities and on the dates indicated:

Signature:	Title:	Date:

/s/ ANTHONY NOBLES Anthony Nobles	Chairman of Board, President and CEO	April 10, 2006
/s/ EGBERT RATERING Egbert Ratering	Chief Financial Officer, Executive Vice President and Director	April 10, 2006
/s/ JOHN CREW John Crew, M.D.	Director	April 10, 2006
/s/ CHARLES TERRELL Charles Terrell, Sr.	Director	April 10, 2006